Exhibit 10

OMNIBUS ASSIGNMENT, CONVERSION AND REDEMPTION AGREEMENT

THIS OMNIBUS ASSIGNMENT, CONVERSION AND REDEMPTION AGREEMENT (this “Agreement”) is entered into as of June 29, 2022 (the “Effective Date”), by and among BUSI II-C L.P., a Delaware limited partnership (“BUSI”), Brookfield NTR OP Holdings LLC, a Delaware limited liability company (“New LLC”), Brookfield Real Estate Income Trust Inc., a Maryland corporation (the “REIT”), Brookfield REIT OP GP LLC, a Delaware limited liability company (the “OP GP”), and Brookfield REIT Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”).

RECITALS

WHEREAS, the REIT is a public non-listed REIT; each of BUSI and the REIT is a limited partner of the Operating Partnership, which serves as the operating partnership for the REIT; the OP GP is the general partner of the Operating Partnership; each of New LLC and BUSI is a direct or indirect subsidiary of Brookfield Asset Management Inc., an Ontario corporation; and New LLC was formed by the filing of a certificate of formation with the Secretary of State of the State of Delaware on June 28, 2022.

WHEREAS, BUSI desires to grant, transfer, assign, deliver and convey to New LLC all its right, title and interest in and to 70,151.3164 Class E units of limited partnership interest in the Operating Partnership (“Class E OP Units”) in consideration for $1,005,205.23; New LLC desires to accept such Class E OP Units for such consideration and to be admitted as a substitute limited partner of the Operating Partnership; and the OP GP and the Operating Partnership desire such admission.

WHEREAS, BUSI then desires to convert the entirety of its remaining holding of Class E OP Units, constituting 19,978,054.7114 Class E OP Units, having a net asset value (“NAV”) per unit of $14.2549 as of May 31, 2022, into 20,547,122.4671 Class I units of limited partnership interest in the Operating Partnership (“Class I OP Units”), having a NAV per unit of $13.8601 as of May 31, 2022, resulting in a notional value of the securities so converted of $284,785,172.11, and the OP GP and the Operating Partnership desire to effect such conversion.

WHEREAS, BUSI then desires that the Operating Partnership redeem its 20,547,122.4671 Class I OP Units for 20,547,122.4671 Class I shares of the REIT’s common stock, par value $0.01 per share (“Class I REIT Shares”), resulting in a notional value of the securities so redeemed of $284,785,172.11, and the OP GP and the Operating Partnership desire to effect such redemption.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Assignment. As of 11:57:00 p.m. Eastern Time on the Effective Date, BUSI hereby grants, transfers, assigns, delivers and conveys to New LLC all its right, title and interest in and to 70,151.3164 Class E OP Units, free and clear of all liens and encumbrances, in consideration for $1,005,205.23. In connection with its admission as a substitute limited partner of the Operating Partnership, New LLC:

a.    hereby accepts and agrees to be bound by the terms and provisions of the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of March 21, 2022 (the “OP LPA”), and has executed a counterpart signature page thereto, as set forth on Exhibit A;

b.    represents and warrants to the OP GP and to the Operating Partnership that its acquisition of the Class E OP Units is made as a principal for its own account for investment purposes only and not with a view to resale or distribution;

c.    agrees that it will not sell, assign or otherwise transfer the Class E OP Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any person that does not make the representations and warranties set forth in paragraph (b) above and similarly agree not to sell, assign or transfer the Class E OP Units or fraction thereof to any person that does not similarly represent, warrant and agree; and

d.    by virtue of having executed a counterpart signature page to the OP LPA, shall be deemed to have made the power of attorney appointment set forth in Section 8.2 of the OP LPA.

2.    Conversion. As of 11:58:00 p.m. Eastern Time on the Effective Date, BUSI hereby presents its 19,978,054.7114 Class E OP Units to the OP GP and the Operating Partnership, and requests their conversion into 20,547,122.4671 Class I OP Units, and the Operating Partnership hereby cancels such 19,978,054.7114 Class E OP Units, and hereby issues to BUSI 20,547,122.4671 Class I OP Units in their stead.

3.    Redemption. As of 11:59:00 p.m. Eastern Time on the Effective Date, BUSI hereby irrevocably (i) presents for redemption the entirety of its 20,547,122.4671 Class I OP Units (the “Tendered Units”), (ii) surrenders such Tendered Units and all right, title and interest therein and (iii) directs that the 20,547,122.4671 Class I REIT Shares (the “REIT Shares Amount”) deliverable upon exercise of the redemption right be registered or placed in the name of BUSI II-C L.P., with a mailing address of 250 Vesey Street, 15th Floor, New York, NY 10281. In connection with the foregoing:

a.    BUSI shall be deemed to have offered to sell the Tendered Units to the OP GP and to the REIT;

b.    either the OP GP or the REIT (as applicable, the “Purchasing Party”) shall be deemed to have purchased directly and acquired such Tendered Units by paying to BUSI the REIT Shares Amount;

c.    the Operating Partnership hereby directs the Purchasing Party to issue and deliver the REIT Shares Amount to BUSI, and the Purchasing Party hereby assumes such obligation;

d.    the REIT Shares Amount is hereby delivered by the Purchasing Party in the form of duly authorized, validly issued, fully paid and nonassessable Class I REIT Shares free and clear of any pledge, lien, encumbrance or restriction, other than those expressly set forth in the OP LPA;

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e.    BUSI hereby withdraws as a limited partner of the Operating Partnership, and the OP GP and the Operating Partnership consent to such withdrawal;

f.    the parties intend that the transaction set forth in this Section 3 be treated and reported for federal income tax purposes as a sale by BUSI of the Tendered Units, together with all the rights afforded to the Tendered Units, to the Purchasing Party in a taxable sale pursuant to Section 741 of the Internal Revenue Code of 1986, as amended, in consideration for the REIT Shares Amount;

g.    an executed affidavit as to ownership matters as of immediately prior to the transaction set forth in this Section 3 is set forth on Exhibit B; and

h.    BUSI undertakes that all Tendered Units are free and clear of all liens.

4.    Further Assurances. At any time and from time to time after the date hereof, at the request and expense of any party, and without further consideration, the other parties shall execute and deliver such other instruments and take such other actions as such party may reasonably request as necessary or desirable in order to more effectively accomplish the transactions contemplated hereunder.

5.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

6.    Counterparts. This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

BUSI II-C L.P.

By: BUSI II GP-C LLC, its general partner

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Managing Director

BROOKFIELD NTR OP HOLDINGS LLC

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Managing Director

BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Michelle Campbell
Name:	Michelle L. Campbell
Title:	Secretary

BROOKFIELD REIT OP GP LLC

By: Brookfield Real Estate Income Trust Inc., its sole member

By:	/s/ Michelle Campbell
Name:	Michelle L. Campbell
Title:	Secretary

BROOKFIELD REIT OPERATING PARTNERSHIP L.P.

By: Brookfield REIT OP GP LLC, its general partner

By: Brookfield Real Estate Income Trust Inc., its sole member

By:	/s/ Michelle Campbell
Name:	Michelle L. Campbell
Title:	Secretary

[Signature Page to Omnibus Assignment, Conversion and Redemption Agreement]

EXHIBIT A

COUNTERPART SIGNATURE PAGE TO THIRD AMENDED AND

RESTATED LIMITED PARTNERSHIP AGREEMENT OF BROOKFIELD

REIT OPERATING PARTNERSHIP L.P.

[Counterpart Signature Page Follows]

A-1

As of June 29, 2022, the undersigned has affixed its signature to this counterpart signature page to the Third Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P.

BROOKFIELD NTR OP HOLDINGS LLC

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Managing Director

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EXHIBIT B

OWNERSHIP AFFIDAVIT

The undersigned, BUSI II-C L.P., a Delaware limited partnership (“BUSI”), hereby represents, warrants and attests as follows. Terms used but not defined herein have the meanings set forth in the Third Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P., dated as of March 21, 2022.

1.

The actual and constructive ownership, as determined for purposes of Sections 856(a)(6) and 856(h) of the Code, of REIT Shares, by BUSI, as of immediately prior to the Notice of Redemption, is as follows:

Actual Ownership	Constructive Ownership
0	0

2.

Reference is made to the Agreement to Waive Stock Ownership Limit, dated on or about April 2022, by and between BUSI and the REIT Limited Partner (the “Waiver”). After giving effect to the Redemption, neither BUSI nor any Related Party will own REIT Shares in excess of any (i) Aggregate Share Ownership Limit or Common Share Ownership Limit waived in the Waiver or (ii) Excepted Holder Limit granted in the Waiver.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, Affiant has executed this Affidavit as of June 29, 2022.

AFFIANT:

BUSI II-C L.P.

By: BUSI II GP-C LLC, its general partner

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Managing Director

Subscribed and sworn to before me this                day of                 , 2022.

Notary Public

Commission Expires:

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